UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

SPARTON CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

425 N. Martingale Road Suite 1000 Schaumburg, Illinois		60173-2213
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (847) 762-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On March 4, 2019, Sparton Corporation, an Ohio corporation (the “Company”), completed its previously announced merger (the “Merger”) with Striker Merger Sub 2018, Inc. (“Merger Sub”), an Ohio corporation and wholly owned subsidiary of Sparton Parent, Inc., a Delaware corporation (formerly known as Striker Parent 2018, LLC) (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of December 11, 2018 (the “Merger Agreement”), by and among Sparton, Parent and Merger Sub. The Company was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2018 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 4, 2019, Parent completed the acquisition of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of the Company, par value $1.25 per Share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (except for shares of Company common stock held by (i) Parent, Merger Sub or any other wholly owned subsidiary of Parent, or held by the Company or any wholly owned subsidiary of the Company (including treasury stock) and (ii) holders of Company Common Stock who have properly exercised dissenters’ rights (clauses (i) and (ii), the “Excluded Shares”)) was cancelled and extinguished and automatically converted into the right to receive $18.50 in cash without interest thereon (“Merger Consideration”).

In addition, at the Effective Time of the Merger:

•

with respect to each outstanding share of Company Common Stock that was subject to any vesting, forfeiture, repurchase or other lapse restriction (a “Restricted Share”) under the Sparton Corporation Stock Incentive Plan and the Sparton Corporation 2010 Long-Term Incentive Plan (the “Company Stock Plans”), the vesting, forfeiture, repurchase or other lapse restriction lapsed and such Restricted Share became fully vested and was converted into the right to receive the Merger Consideration;

•

each outstanding restricted stock unit award in respect of shares of Company Common Stock granted under the Company Stock Plans (a “Company RSU”) became fully vested and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration in respect of each share of Company Common Stock underlying such Company RSU; and

•

each outstanding option to purchase shares of Company Common Stock (a “Stock Option”) granted under the Company Stock Plans had an exercise price per share that was greater than or equal to the Merger Consideration and, pursuant to the terms of the Merger Agreement, was cancelled at the Effective Time for no consideration or payment.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the transactions described in the Introduction and under Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference in this Item 3.01, on March 4, 2019, the Company notified the New York Stock Exchange (“NYSE”) that the Merger was consummated and that, at the Effective Time, each outstanding share of Company Common Stock (other than the Excluded Shares) was cancelled and extinguished and automatically converted into the right to receive the Merger Consideration. As a result, we expect the trading of Company Common Stock on NYSE to be suspended prior to the opening of trading on the NYSE on March 5, 2019. In addition, on March 4, 2019, the Company requested that NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Company common stock from NYSE and the deregistration of such of Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Stock will no longer be listed on NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the shares of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Company Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

At the Effective Time, each holder of Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right of the holders of Shares (other than Excluded Shares) to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Parent.

The total amount of merger consideration payable to the Company’s stockholders in connection with the Merger was approximately $183 million, which was funded through a combination of equity contributions from Parent’s existing shareholders, cash of the Company and proceeds from debt financing from affiliates of TCW Asset Management Company LLC, MSD Partners, L.P., and other lenders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Replacement of Directors

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company resigned as directors of the Company at the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub became the directors of the Company. Immediately after the Effective Time, the Board of Directors of the Company was reconstituted such that Dev Kapadia, Patrick Moriarty, Keith Mitchell and Debra Crew were appointed as the directors of the Company.

Resignation of Joseph J. Hartnett

On March 4, 2019, Mr. Joseph J. Hartnett tendered to the Company his resignation as Interim President and Chief Executive Officer of the Company, effective on March 5, 2019.

Mr. Hartnett and the Company may enter into a customary consulting agreement pursuant to which he would provide consulting services to the Company, from time to time, on a part-time basis, in such manner, at such location, and for such duration, as is mutually agreed.

Designation of Principal Executive Officer

In connection with the resignation of Mr. Hartnett as Interim President and Chief Executive Officer of the Company, the Company designated Joseph G. McCormack, Senior Vice President and Chief Financial Officer of the Company, and the Company’s principal financial officer and principal accounting officer, as the Company’s principal executive officer.

Mr. McCormack, age 56, has served as Senior Vice President and Chief Financial Officer since September 2015. Previously, Mr. McCormack served as Senior Financial Consultant to the Company since June 2015. Prior to that Mr. McCormack was a senior financial consultant from May 2012 to June 2015 and was Chief Financial Officer of Ingenient Technologies, Inc. from December 2005 to May 2012. Prior to that date, Mr. McCormack was a partner at Ernst & Young LLP.

Mr. McCormack was not selected as an officer pursuant to any arrangement or understanding between Mr. McCormack and any other person. There are no family relationships between Mr. McCormack and the directors or executive officers of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. McCormack is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Effective Time of the Merger, the articles of incorporation of the Company and the code of regulations of the Company were each amended and restated in their entirety as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which Exhibits are incorporated by reference in this Item 5.03.

Item 8.01	Other Events.

On March 4, 2019, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 11, 2018, by and among Sparton Corporation, Sparton Parent, Inc. (formerly known as Striker Parent 2018, LLC) and Striker Merger Sub 2018, Inc. (incorporated by reference to Exhibit 2.1 to Sparton Corporation’s Current Report on Form 8-K filed on December 14, 2018)

Exhibit 3.1	Third Amended and Restated Articles of Incorporation of Sparton Corporation (incorporated by reference to Exhibit A to Exhibit 2.1 to Sparton Corporation’s Current Report on Form 8-K filed on December 14, 2018)

Exhibit 3.2	Third Amended and Restated Code of Regulations of Sparton Corporation

Exhibit 99.1	Press Release issued by Sparton Corporation on March 4, 2019

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 11, 2018, by and among Sparton Corporation, Sparton Parent, Inc. (formerly known as Striker Parent 2018, LLC) and Striker Merger Sub 2018, Inc. (incorporated by reference to Exhibit 2.1 to Sparton Corporation’s Current Report on Form 8-K filed on December 14, 2018)

Exhibit 3.1	Third Amended and Restated Articles of Incorporation of Sparton Corporation (incorporated by reference to Exhibit A to Exhibit 2.1 to Sparton Corporation’s Current Report on Form 8-K filed on December 14, 2018)

Exhibit 3.2	Third Amended and Restated Code of Regulations of Sparton Corporation

Exhibit 99.1	Press Release issued by Sparton Corporation on March 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Date: March 4, 2019	By:	/s/ Joseph G. McCormack
	Name:	Joseph G. McCormack
	Title:	Senior Vice President and Chief Financial Officer